Significant Subsidiaries of Citigroup	Exhibit 21.01

       In accordance with SEC rules, the following is a list of Citigroup’s subsidiaries as of December 31, 2018, other than those subsidiaries, considered in the aggregate as a single subsidiary, that would not constitute a “significant subsidiary” as of December 31, 2018.

       This list of subsidiaries will change from year-to-year as a result of changes in Citigroup’s and its subsidiaries’ results of operations and financial condition, legal entity consolidations and any sales and other dispositions of Citigroup’s subsidiaries. Accordingly, this list is not representative of the total number of subsidiaries that Citigroup may have at any given time.

The indentations below reflect the principal parenting of each subsidiary.
Subsidiary	Jurisdiction Name
Citicorp Banking Corporation	Delaware
Associates First Capital Corporation	Delaware
CitiFinancial Credit Company	Delaware
Citi Ventures Inc.	Delaware
Citibank (Switzerland) AG	Switzerland
Citicorp Funding, Inc.	Delaware
Citigroup Global Markets Realty Corp.	New York
Court Square Capital Limited	Delaware
Citicorp LLC	Delaware
Citi GSCP Inc.	Delaware
Citigroup Niagara Holdings LLC	Delaware
Citi Niagara LLC	Delaware
TRV Holdings LLC	Delaware
TRV Investments LLC	Delaware
COHM Overseas Mexico Holding, S. de R.L. de C.V.	Mexico
Citicorp (Mexico) Holdings LLC	Delaware
Grupo Financiero Citibanamex, S.A. de C.V.	Mexico
Banco Nacional de Mexico, S.A., integrante del Grupo Financiero Banamex	Mexico
Inmuebles Banamex, S.A. de C.V.	Mexico
Tarjetas Banamex, S.A. de C.V., SOFOM, E.R.	Mexico
Citibanamex Afore, S.A de C.V., integrante del Grupo Financiero Citibanamex	Mexico
Citibanamex Casa de Bolsa, S.A. de C.V., Casa de Bolsa, integrante del Grupo Financiero Citibanamex	Mexico
Citibanamex Seguros, S.A. de C.V., Integrante del Grupo Financiero Citibanamex	Mexico
Citibank, N.A.	United States
Citi Real Estate Funding Inc.	New York
Citibank (China) Co., Ltd.	China
Citibank del Peru S.A.	Peru
Citibank Kazakhstan JSC	Kazakhstan
Citibank Overseas Investment Corporation	United States
Bank Handlowy w Warszawie S.A.	Poland
Citi Investments Bahamas Ltd.	Delaware
Citi Overseas Holdings Bahamas Limited	Bahamas
Citibank Holdings Ireland Limited	Ireland
Citibank Europe plc	Ireland
CitiFinancial Europe Limited	England
Citigroup Asia Pacific Holding LLC	Delaware

Banco Citibank S.A.	Brazil
Citigroup Holding (Singapore) Private Limited	Singapore
Citibank Berhad	Malaysia
Citibank (Hong Kong) Limited	Hong Kong
Citibank Singapore Limited	Singapore
Citicorp International Limited	Hong Kong
Citicorp Investment Bank (Singapore) Limited	Singapore
Citigroup Pty Limited	Australia
Citi Overseas Investments Bahamas Inc.	Bahamas
Citigroup International Luxembourg Limited	England
Citigroup Participation Luxembourg Limited	England
Citibank Canada	Canada
Citibank Korea Inc.	South Korea
Citibank Nigeria Limited	Nigeria
Citibank Taiwan Ltd.	Taiwan
Citibank-Colombia S.A.	Colombia
Citicorp Services India Private Limited	India
Citigroup Chile S.A.	Chile
Citigroup Netherlands B.V.	Netherlands
AO Citibank	Russia
Citibank Anonim Sirketi	Turkey
Joint Stock Company "Citibank"	Ukraine
Yonder Investment Corporation	Delaware
Associates Financial Services (Mauritius) LLC	Mauritius
Citicorp Finance (India) Limited	India
Latin American Investment Bank Bahamas Limited	Bahamas
Citicorp Credit Services, Inc. (USA)	Delaware
Citicorp USA, Inc.	Delaware
Citi Retail Services LLC	Delaware
Citigroup Technology, Inc.	Delaware
Citigroup Japan Holdings G.K.	Japan
Citigroup Global Markets Japan Inc.	Japan
Citigroup Global Markets Holdings Inc.	New York
Citigroup Financial Products Inc.	Delaware
Citicorp Securities Services, Inc.	Delaware
Citigroup Energy Inc.	Delaware
Citigroup Global Markets Holdings Bahamas Limited	Bahamas
Citigroup Global Markets Limited	England
Citigroup Global Markets Inc.	New York
Citigroup Global Markets Korea Securities Limited	South Korea
Pipestone Investments LLC	Cayman Islands
Citigroup Global Markets India Private Limited	India
Citigroup Investments Inc.	Delaware
Citigroup Alternative Investments LLC	Delaware
Citigroup Strategic Holdings Mauritius Ltd	Mauritius